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                                                                      Exhibit 21


                         SUBSIDIARIES OF THE COMPANY



            Name                             Jurisdiction of Incorporation
            ----                             -----------------------------

Access Medical Systems, Inc.                            Delaware

Acumedia Manufacturers, Inc.                            Maryland

Cardiopet Incorporated                                  Delaware

Environetics, Inc.                                      Delaware

ETI Corporation                                         Delaware

IDEXX Distribution Corporation                          Delaware

IDEXX Food Safety Net Services, Inc.                    Delaware

IDEXX GmbH                                              Germany

IDEXX Laboratories B.V.                                 The Netherlands

IDEXX Laboratories Canada Corporation                   Canada

IDEXX Laboratories Foreign Sales Corporation            U.S. Virgin Islands

IDEXX Laboratories Italia S.r.l.                        Italy

IDEXX Laboratories, KK                                  Japan

IDEXX Laboratories, Limited                             England and Wales

IDEXX Laboratories (NZ) Limited                         New Zealand

IDEXX Laboratories (Taiwan) Inc.                        Taiwan R.O.C.

IDEXX Logistique et Scientifique Europe S.A.            France

IDEXX Management Services Europe S.A.                   France

IDEXX S.A.                                              France

IDEXX Scandinavia A.B.                                  Sweden

IDEXX Veterinary Services, Inc.                         Delaware

Professionals' Software, Inc.                           Delaware

Radiopet Incorporated                                   Delaware